                                                       Exhibit 23.2

                CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 25, 1999) pertaining to the American Freightways Corporation Amended and Restated 1993
Stock Option Plan of our report dated January 20, 1999, with respect to the consolidated financial statements of American Freightways Corporation incorporated by reference in its Annual Report (Form 10-
K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young, LLP
                                   Ernst & Young, LLP

Little Rock, Arkansas
June 25, 1999